ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Elizabeth Barker
Scott Francis	(212) 896-1203
(918) 251-9121	ebarker@kcsa.com

ADDvantage Technologies Group, Inc. Announces that Institutional Stockholder Services (“ISS”) Recommends Stockholders Vote “FOR” the Sale of ADDvantage’s Cable Business

BROKEN ARROW, OK—May 16, 2019  ADDvantage Technologies Group, Inc. (“ADDvantage” or the “Company”) today announced that Institutional Stockholder Services Inc. (“ISS”), a leading proxy advisory firm, has recommended that ADDvantage stockholders vote “FOR” the two proposals related to the sale of the Company’s Cable TV segment at the Company’s upcoming Special Meeting to be held on May 29, 2019.
ISS is widely recognized as one of the leading institutional proxy advisory firms in the world and their analysis and recommendations are relied on by many major institutional investment firms, mutual funds and fiduciaries around the globe.
In its report, ISS concluded,
“Pursuing a sale with Leveling 8 appears to be the company’s best option in light of the declining cable television market, the eroding financial and operating results of the company’s cable segment, the informal market check that implied little third party Interest, and the company’s failed attempt at disposing of the cable segment in 2010. The proceeds from the transaction are necessary to address working capital needs from the company's recent purchase of Fulton and the Telco businesses, as well as to fund growth initiatives and strategic acquisition opportunities.  In consideration of these factors, support for the transaction is warranted.”

Commenting on the ISS report, Joe Hart, President and CEO of the Company stated, “The ISS recommendation is consistent with our view that the sale transaction is in the best interests of the Company and its stockholders and is necessary to fund our growth initiatives in the telecommunications industry.”

The Sale Transaction was unanimously recommended by our Board of Directors, who urges our stockholders to vote FOR the Sale Transaction proposal today.

THE SALE TRANSACTION WILL NOT GO FORWARD UNLESS
OUR STOCKHOLDERS VOTE TO APPROVE THE TRANSACTION
NOT VOTING IS THE SAME AS VOTING AGAINST THE TRANSACTION!
ADDvantage stockholders – Please vote TODAY!

If you are an ADDvantage stockholder and you have questions or require assistance in submitting your proxy or voting your shares, please contact the Company's proxy solicitor:

Saratoga Proxy Consulting LLC

Toll Free: (888) 368-0379
Collect:    (212) 257-1311

info@saratogaproxy.com

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. (NASDAQ:  AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies.  Through Fulton Technologies, the Company provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers.  Through its Nave Communications, Triton Datacom and cable television subsidiaries, ADDvantage sells equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including high-speed data (Internet), telephony and television programming.  Through its Nave subsidiary, ADDvantage offers repair services focused on telecommunication equipment and recycles surplus and obsolete telecommunications equipment.  In addition, through its cable television subsidiaries, ADDvantage operates a national network of technical repair centers focused primarily on supporting cable television equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, Triton Datacom, Tulsat, Tulsat-Atlanta, Tulsat-Texas, NCS Industries and ComTech Services. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

The information in this announcement may include forward-looking statements.  All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements.  These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements.  A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.